Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Omnibus Incentive Plan of Paya Holdings Inc. of our reports dated March 14, 2022, with respect to the consolidated financial statements of Paya Holdings Inc. and the effectiveness of internal control over financial reporting of Paya Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia
November 4, 2022